Ex-99.j

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and “Financial Statements” in the Statements of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 33 to File No. 033-63238; Amendment No.34 to File No. 811-07742) of Voyageur Mutual Funds of our reports dated October 18, 2007, included in the 2007 Annual Reports to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
December 21, 2007